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                                                                    Exhibit 10.6

                                 PROMISSORY NOTE

                           THIS NOTE IS NON-NEGOTIABLE


$295,262.00                                                     Queens, New York
                                                                March 1, 1999

     ASSAF RAN ("Ran"), residing at 111-31 77th Avenue, Forest Hills, new York 11375, FOR VALUE RECEIVED, hereby promises to pay to DAG MEDIA INC., a New York corporation ("Noteholder"), at the offices of the Noteholder at 599 125-10 Queens Boulevard, Kew Gardens, New York 11415 (or such other address as is designated in writing by the Noteholder) on March 1, 2004 (or such sooner time as provided below) the principal amount of Two Hundred Ninety Five Thousand Two Hundred Sixty Two and 00/100 ($295,262.00) Dollars, together with all accrued but unpaid interest thereon, in lawful money of the United States of America.

     The unpaid principal balance of this Promissory Note shall bear interest at the rate of 4.74% per annum, compounded quarterly, until paid in full. Interest and principal on this Note shall be payable as follows:

     (i) $7,039.17 on July 1, 1999 (representing interest only from January 1, 1999 through June 30, 1999);

     (ii) $3,498.85 on each of October 1, 1999, January 1, 2000, April 1, 2000,
          July 1, 2000, October 1, 2000 and January 1, 2001 (representing interest only); and

     (iii) $34,781.22 on each of April 1, July 1 and October 1, 2001, January 1, April 1, July 1 and October 1, 2002, January 1, April 1, July 1 and October 1, 2003 and January 1, 2004 (each payment representing interest and principal).

     All payments shall be made at the offices of the Noteholder as set forth above by check or money order payable directly to Noteholder. In the event of an Event of Default (as defined below) the rate of interest from and after the date of such Event of Default shall be 10% per annum until such Event of Default shall no longer be continuing.

     If this Promissory Note, or any payment hereunder, falls due on a Saturday, Sunday or a State of New Jersey public holiday, this Promissory Note shall fall due or such payment shall be made on the next succeeding business day.

     This Promissory Note may be prepaid in whole or in part at any time.

     Ran waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Promissory Note, and all of the notices not expressly provided for herein in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note.

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     This Promissory Note is not subject to setoff.

     Upon the occurrence of any of the following specified Events of Default (each an "Event of Default"):

     1. The failure to make any payment of interest or principal on the due date therefor or within five (5) business days of receipt of written notice of such nonpayment;

     2. Ran, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (a "Bankruptcy Law"):

          A.   commences a voluntary case or proceeding;

          B. consents to the entry of an order for relief against it in an involuntary case proceeding;

          C. consents to the appointment of a custodian, receiver or other similar official for it or for all or substantially all of its property; or

          D.   makes a general assignment for the benefit of its creditors;

THEN, AND IN ANY SUCH EVENT, AND AT ANY TIME THEREAFTER IF ANY EVENT OF DEFAULT SHALL THEN BE CONTINUING, THE NOTEHOLDER BY WRITTEN NOTICE TO RAN MAY DECLARE THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED BUT UNPAID INTEREST THEREON TO BE DUE, WHEREUPON THE SAME SHALL FORTHWITH BECOME DUE AND PAYABLE. If an Event of Default occurs, Ran shall pay all of the Noteholder's costs and expenses relating to the enforcement of this Promissory Note, including, but not limited to, reasonable attorneys' fees.

     In the event that Ran's employment by DAG Media, Inc. is terminated, voluntarily or involuntarily and with or without cause, the entire unpaid principal amount of this Note may be declared due and payable by the Noteholder upon one-hundred eighty (180) days notice to Ran.

     All notices provided for herein shall be deemed given if sent by certified mail, return receipt requested, to the address of the party set forth above, or to such other address as designated in writing to the other party.


                                             --------------------
                                                        Assaf Ran

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